TRENT DEVELOPMENTS, LLC
RENTAL AGREEMENT

1. **PARTIES TO RENTAL AGREEMENT.** This Rental Agreement, made on this 20 day of **December, 2024** between:

Landlord:
Danielle & Josh Trent dba Trent Developments, LLC
hereinafter called the "Landlord" with mailing address at
20 Chinook Lane, Morehead, Kentucky 40351

Tenant:
ARIA Kentucky, LLC with a mailing address of **P.O Box 72, Morehead, Kentucky, 40351 and a Physical Address of 445 Clinic Drive, Morehead, Kentucky 40351** hereinafter called the "Tenant".

2. **LOCATION OF THE PROPERTY.** For the consideration of rent and under the terms and conditions of this Rental Agreement, the Landlord agrees to rent to the Tenant the dwelling unit known as:
141, 141.5 and 143 East Main Street, Morehead, Kentucky 40351

3. **LENGTH OF RENTAL AGREEMENT.** This Rental Agreement is for an original term of Sixty (60) months, beginning on **1-1-2025** and ending on **12-31-2030** provided, however, that in the absence of a notice of termination as set out in paragraph 11, this Agreement will be automatically renewed for successive terms of one calendar month upon the payment each month by the Tenant of the rent as specified herein or as adjusted by an endorsement to this Agreement.

4. **RENT.** The Tenant shall pay to the Landlord rent in the amount of **Eleven Thousand Five Hundred Dollars and 00/100 $11,500.00** per month on the first day of each month via ACH for the term of Twenty-Four (24) months, then the lease will be adjusted by One and one-half percent (1.5%) annually beginning on the first (1st) day of the first (1st) month of each year after for the remaining term of the lease agreement. In the event that the landlords property taxes, property insurance or mortgage interest rate increases to an amount that is not covered by the 1.5% annual rent increase the landlord and tenant shall both agree on the percentage of adjustment for each annual increase after the first Twenty-Four (24) months of this agreement.

The tenant agrees that any rent paid after the 4th of the month will be subject to a $100.00 minimum or $15.00 per day late fee. Tenant also agrees that being consistently late could be cause for eviction. In addition, the Tenant shall pay prorated rent in the amount for the time period commencing with the date of occupancy under the terms of this Agreement through and including the last day of the month of said initial occupancy. Said prorated rent shall be

due upon the execution of this Agreement. All other rent payments shall be paid to the Landlord on the first day of each subsequent month. Rent shall be payable to the Landlord at the following address: **20 Chinook Ln, Morehead, KY 40351.**

5. **UTILITIES.** The tenant shall be responsible for payment of all utility charges. The tenant shall at all times ensure that the property has (Electric, Gas, Water, Sewer and Garbage Services)

6. **SECURITY DEPOSIT.** The Tenant agrees to pay to the Landlord a security deposit of **Eleven Thousand Five Hundred Dollars and 00/100 $11,500.00 total.** This security deposit is for the purpose of securing the Landlord against financial loss due to damage to the premises occasioned by the Tenant's occupancy other than the ordinary wear and tear and is to be applied against rent or other charges owed to the Landlord by the Tenant upon termination. The tenant shall pay the deposit in full prior to occupying the unit or at the term specified by the landlord.

Amount of Deposit Previously Paid: (Ten Thousand Dollars and 00/100 $10,000.00)

Amount due upon signature of lease: (One Thousand Five-Hundred Dollars and $1,500.00)

7. **INITIAL COMPREHENSIVE LIST OF DAMAGES.** Prior to tendering any consideration deemed to be a security deposit, the Tenant shall be presented with a comprehensive listing of any then-existing damage to the unit, which would be the basis for a charge against the security deposit and the estimated dollar cost of repairing such damage. The Tenant shall have the right to inspect the premises to ascertain the accuracy of such listing prior to taking occupancy. The Landlord and the Tenant shall sign the listing, which signatures shall be conclusive evidence of the accuracy of such listing, but shall not be construed to be conclusive to latent defects. If the Tenant shall refuse to sign such listing, he shall state specifically in writing the items on the list to which he dissents, and shall sign such statement of dissent.

At the termination of occupancy, the Landlord shall inspect the premises and compile a comprehensive listing of any damages to the unit, which is the basis for any charge against the security deposit and the estimated dollar costs of repairing such damage. If the Tenant shall refuse to sign such listing, he shall state specifically in writing the items on the list to which he dissents, and shall sign such statement of dissent.

8. **RETURN OF SECURITY DEPOSIT.** When the Tenant vacates, the Landlord will inspect the premises and compile a final comprehensive listing of any damage to the unit, which is the basis for any charge against the security deposit and the estimated cost of repairing the damage. The Tenant has the right to inspect the premises to check the accuracy of this listing prior to returning the keys to the landlord.

If the Tenant refuses to sign this final listing, the Tenant must state specifically in writing the items on the list with which the Tenant disagrees and shall sign this statement of disagreement.

In the event the cost of necessary repairs is **LESS** than the amount of the security deposit, the Landlord will cause needed repairs to be made and shall deduct the cost of the repairs from the security deposit. The balance of the security deposit shall then be paid to the Tenant, by check, within forty-five days (45) days of completion of all repairs, subject to the Tenant supplying a forwarding address.

If no repairs are required, the full amount of the security deposit shall be refunded to the Tenant in accordance with the above paragraph.

9. **DISCLOSURES AND NOTICES.** The name and address of the persons authorized to manage the premises are: **Josh & Danielle Trent, DBA Trent Developments, LLC 20 Chinook Lane, Morehead, KY 40351.**

The name and address of the owner of the premises or the person authorized to act for and on behalf of the owner for the purpose of service of process and of receiving and receipting notices and demands are: **Josh & Danielle Trent, DBA Trent Developments, 20 Chinook Lane, Morehead, KY 40351**

Notices to the Landlord are to be in writing and delivered or mailed postage prepaid by first-class registered or certified United States Mail.

Any notices to be sent to the Tenant will be sufficient if delivered in writing to the Tenant or mailed postage prepaid by first-class United States Mail to the Tenant at: **P.O. Box 72 Morehead, Kentucky 40351**

10. **RULES AND REGULATIONS.** The Landlord may make "reasonable" rules and regulations concerning the Tenant's use and occupancy of the premises. Any and all such rules and regulations shall be considered an integral part of this Agreement as if fully rewritten herein. The Tenant shall be given notice of any rules and regulations in force at the time of entering into this Agreement and of any new rules and regulations as they are adopted. The Tenant's failure to comply with such rules and regulations shall constitute material non-compliance with the terms of this Rental Agreement.

11. **TERMINATION DURING ORIGINAL TERM.** During the original term of this Agreement, the Landlord may terminate the same if any default is made in payment of rent or in the performance of this Agreement by the Tenant.

If, during the original term of this Agreement, rent is unpaid when due and Tenant fails to pay rent within five days after a written notice is given by the Landlord, the Landlord may terminate this Agreement.

If, during the original term of this Agreement, the Tenant fails to comply with any of the terms of this Agreement other than the rent payment provision, the Landlord may deliver a written notice to the Tenant specifying the acts and omissions of the Tenant and that this Agreement will terminate thirty (30) days from the date of this notice, provided, however, that this Agreement will not terminate if the Tenant makes the necessary repairs, pays for the damage caused, or otherwise remedies the breach within the 30-day period specified in the notice.

If substantially the same act or omission which constituted a prior non-compliance of which notice was given recurs within six months, the Landlord may terminate this Rental Agreement upon 30 days' written notice specifying the act or omission and the date of the termination of this Agreement.

If the Tenant's non-compliance is willful, the Landlord may recover actual damages and reasonable attorney's fees, as established by a judgment rendered by the District and/or Circuit Court of the county in which the Tenant resides in property leased from the Landlord.

If the tenant's lease is terminated within the lease term due to non-compliance with the lease agreement the tenant is to remit payment in full for the remainder of the lease term.

12. **HOLD OVER PROVISION.** If the Tenant remains in possession of the premises even after termination, Tenant must not violate the other terms of this Agreement. If the Tenant remains in possession of the dwelling unit after the lease has been terminated, Landlord may bring an action for possession (eviction). If the Tenant's hold over is willful and not in good faith the Landlord may recover an amount up to three months' rent or three times the Landlord's actual damages, whichever is greater, and reasonable attorney's fees, as established by a judgment rendered by the District and/or Circuit Court of the county in which the Tenant resides in property leased from the Landlord.

13. **ACCESS.** Except in cases of emergency or when it is impractical, the Landlord must give one-day notice of its intent to enter the dwelling unit. After giving one-day written notice, the Landlord may enter at a reasonable time to inspect the premises; make necessary or agreed repairs or alterations; supply necessary or agreed services; or exhibit the dwelling to prospective or actual purchasers, mortgagees, tenants, workmen, or contractors. The Tenant may not unreasonably refuse access for these purposes.

14. **ABSENCES**. The Tenant shall notify the Landlord of any unexpected absence of seven days or more no later than the first day of the extended absence. During any absence of the Tenant in excess of seven days, the Landlord may enter the dwelling unit at times reasonable necessary. The Landlord, by this paragraph, assumes no liability for the care or protection of the dwelling unit. If the Tenant fails to give the notice prescribed herein, the Landlord may recover any and all actual damage sustained as a result thereof from the Tenant.

15. **PERMITTED USE**. The Tenant shall use the premises for the following purposes only and only for those persons listed on the actual rental application.

141 East Main Street, Morehead, Kentucky 40351 - Business
141.5 East Main Street, Morehead, Kentucky 40351 Business or Residential Rental
143 East Main Street, Morehead Kentucky - Business

16. **HOLD-HARMLESS CLAUSE**. The Tenant will assume, pay, and at all times indemnify, protect, and hold harmless the Landlord from all loss, liability, and damage for injury to person or property which may result from the Tenant's negligent use and occupancy of the premises or the personal property thereon or from any negligent act or default of the Tenant, his or her customers, employees, agents, invitees, or permittees on, in or about the premises and the Tenants thereof, their customers, employees, agents, invitees, or permittees, except that nothing herein shall require the Tenant to be responsible for any damages or injury caused by the Landlord's negligence.

17. **ENTIRE AGREEMENT**. This Agreement, together with the Rules and Regulations and Lease Addendum for Drug-Free Housing executed by the Tenant and Landlord, a copy of which is attached hereto, any future endorsements or adjustments of rent, evidences the entire Agreement between the Landlord and the Tenant. No oral statements are binding on either party unless and until included within this Rental Agreement in writing; are, to be valid; any endorsement must be executed by the Tenant whose signature appears below and by the Landlord.

18. **DAMAGE OR DESTRUCTION OF PREMISES**. If the dwelling unit, business areas or premises are damaged or destroyed to the extent that Tenant cannot live there, Tenant and Landlord can end this Rental Agreement by giving, within a reasonable time from the date of the casualty, fourteen (14) days written notice to the other party. However, Tenant may immediately vacate the premises. If either party ends the Rental Agreement because of damage or destruction to the premises the Landlord must return all the unused part of the prepaid rent, apportionment to be made as of the date of the casualty.

19. **NOTICE OF TERMINATION.** The Tenant must provide a 90-day advance written notice in the manner set out in paragraph 9. If the tenant fails to provide a 90-day notice of termination then the tenant shall be responsible for rent amount specified for three months. If the property is leased within the three-month period the rent shall be prorated and returned to the tenant at the forwarding address. The landlord may provide the tenant with a thirty (30) day notice to vacate in writing when terminating this lease. The tenant shall have all belongings removed and vacate the unit on or by the seventh day. **All notices to vacate must be given on the 1st day of the month.** The tenant shall vacate the unit on the last day of the month in which they have given written notice for.

20. **SUB-LEASE.** Tenant shall not sub-lease. The tenant shall have the right or power to transfer as assign this Lease. This clause will be strictly enforced. Violation of this clause will be cause for the immediate termination of this Lease and eviction of Leasee.

21. **ABANDONMENT OF PERSONAL PROPERTY or Unit.** Personal property of whatsoever description left in or about the leased premises shall, at Landlord's option, be stored in a public warehouse at the expense of and for the accounts of Tenant. If Tenant should abandon or vacate the building, leaving personal property within the building, it will be deemed abandoned the Tenant shall have no further right to it.

22. **ANIMALS.** No animals or pets of any kind belonging to the tenant or to any guest(s) of the tenants shall be permitted on the premises. If such pets are on the premises the tenant is subject to termination of the lease and eviction.

23. **PARTIES.** Under no circumstance shall parties be permitted on any property or within the unit specified within this lease agreement. If the tenant is partying they will be subject to termination of the lease and eviction. The tenant shall be responsible for any and all damages to the subject property.

24. **INTERIOR.** The tenant shall use only small interior finish nails or command strips to attach anything to the walls. Under no circumstance shall the tenant: paint, wallpaper or alter the existing condition of walls, floors, ceilings, appliances or any other fixture within or on the exterior of the property. LED lights are not to be adhered to the walls, floors or ceilings. Any renovation or improvements made to the interior or exterior must first be presented to the Landlord and approved in writing prior to the improvement being made

25. **EXTERIOR**. The tenant shall not alter or add anything to the exterior of the unit without written permission from the landlord. All satellite systems shall be mounted on a post within the lawn area and under no circumstance shall it be attached our mounted to the building or any structure attached to the building

26. **CANDLES**. The tenant shall not have any candles, tart warmers or any kind of candle like product within the interior of the unit. If such items are found or being used the tenant is subject to termination of the lease and eviction.

27. **SMOKE-FREE UNIT**. The tenant nor any guest shall be permitted to smoke inside the unit or within 20 feet of any building owned by Trent Developments, LLC. All units shall be smoke free. Any damage resulting from non-compliance shall be directly taken from the security deposit. If the tenant is non-complaint, then the tenant is subject to eviction.

28. **EXPENSES**. The parties agree that the responsibility for the expenses in relation to this Lease shall be as follows:

a. **UTILITIES**:

The utilities including: Water, Sewer, Garbage, Electric, Internet, Cable, Gas, Communication and Data shall be the responsibility of the Tenant.

b. **MAINTENEANCE**:

The landlord shall be responsible for maintenance of the following: Main Structure (Concrete Floor, Exterior Structural Walls, Windows, Exterior Doors, Roof Trusses and Finished Roofing). All other maintenance shall be the responsibility of the Tenant. Any maintenance performed by the Landlord shall be billed to the tenant on a monthly basis and the tenant will reimburse for any labor and or materials used to make repairs outside of the items listed above that are the responsibility of the landlord.

29. **INSURANCE**. The Landlord shall maintain insurance on the structure and attached fixtures in the event of fire or wind damage. The tenant shall maintain insurance for all contents and a comprehensive liability policy not less than $1,000,000.00 (One Million Dollars)

30. **TAXES**. The Landlord shall be responsible for real estate taxes on the building and land area for both City and County property taxes. The tenant shall be responsible for all taxes and fees associated and in connection with the tenants business.

31. **COMMON AREAS**. The Tenant shall at all times have exclusive management and control of the common areas for any purpose or in any manner that it deems necessary or appropriate. The Landlord reserves the right to remove, relocate or otherwise change or carry out any alterations or addition or other works to the common areas. The landlord shall not be

liable to tenant for any damage incidental to the exercise of its rights under this section, provided that such damage is not accompanied by any fault, negligence or bad faith on the part of the tenant or his agents.

"Common Areas" refers to those portions of the structure in which the Premises and located and areas surrounding the Premises including the driveways, entrances and exits, pedestrian passageways, walkways, loading docks, landscaped and streetscaped areas, any on-site parking areas, facilities (such as escalators, and lifts), installations (such as doors, windows, electrical installations and wiring), water and drainage pipes, gas pipes, fire systems, security and air-conditioning facilities, and all other areas or improvements which may be provided by Lessor from time to time for the general use of tenants of the structure in which the Premises and located and areas surrounding the Premises and their respective employees, guests, patrons, suppliers, licensees and other invitees.

32. **ONSITE PARKING.** The Tenant shall have access to Six (6) onsite parking stalls.

IN WITNESS WHEREOF, the parties hereto set their hands and seal this 20th day of **December**, **2024**.

____
Signature of Tenant (Shawn Leon, ARIA, Kentucky, LLC)

Joshua L. Trent
____
Signature of Landlord (Joshua L Trent or Danielle L Trent DBA Trent Developments, LLC)

ACKNOWLEDGMENT OF NOTARY PUBLIC

STATE OF KENTUCKY
Rowan County, ss.
On this 20 day of December, 2024, before me appeared Joshua Trent, as **LANDLORD** of this Commercial Lease Agreement who proved to me through government issued photo identification to be the above-named person, in my presence executed foregoing instrument and acknowledged that they executed the same as their free act and deed.

Jack Kee 67173
Notary Public
My commission expires: 3-31-27

ACKNOWLEDGMENT OF NOTARY PUBLIC

STATE OF KENTUCKY
Rowan County, ss.
On this 20 day of December, 2024, before me appeared Shawn Leon, as **TENANT** of this Commercial Lease Agreement who proved to me through government issued photo identification to be the above-named person, in my presence executed foregoing instrument and acknowledged that they executed the same as their free act and deed.

FREDA FELTNER RICHMOND
MY COMMISSION EXPIRES
NOTARY PUBLIC
COMM. # KYNP60042
OCTOBER 03, 2026
COMMONWEALTH OF KENTUCKY

Freda Richmond
Notary Public
My commission expires: 10/3/26

Addendum A
Property Inspection

Date of Inspection: December 18, 2024
Time of Inspection: 8:30 am
ARIA Representatives Present: Ryan Adams and Jeff (Maint.)
Trent Developments, LLC Representatives Present: Josh Trent

141 East Main Street (Single Office Area)



Arrows indicate drywall damage on walls



Damage to flooring due to office chairs not having floor protectors
(Flooring Tongue and Grove Borke)

Arrow indicate drywall damage on walls

Addendum B
Property Inspection

Date of Inspection: December 18, 2024
Time of Inspection: 8:30 am
ARIA Representatives Present: Ryan Adams and Jeff (Maint.)
Trent Developments, LLC Representatives Present: Josh Trent

141.5 East Main Street (Upper Level)



Downspout Damaged





Oven could be cleaned on a more regular bases.

Range burner overheated or cast-iron used on burner

Drywall Damage in Bedrooms and in Laundry Folding area







Addendum C
Property Inspection

Date of Inspection: December 18, 2024
Time of Inspection: 8:30 am
ARIA Representatives Present: Ryan Adams and Jeff (Maint.)
Trent Developments, LLC Representatives Present: Josh Trent

143 East Main Street (Main Street Offices)






Lobby Entrance Desk x2, Each Office on the right side of the building has damage to the flooring from office chairs not being placed on protective roller mats. Tongue and Grooves Broke and Flooring Broke






Each of the office on the right side of the building have drywall damage to walls on the inside of the office